EXHIBIT 1


Hudson's Grill of America, Inc.
16970 Dallas Parkway, Suite 402
Dallas,TX 75248-1928

                   For Immediate release
              Contact:    Thomas A.Sacco
                            214-931-9237


                   HUDSON'S GRILL CLOSES ON SALE OF
                    VENTURA, CALIFORNIA RESTAURANT

     Hornblowers Restaurant and Comedy Club Sells in
Ventura, Caltfornia

FOR IMMEDIATE RELEASE

Dallas, TX - Hudson's Grill of Arnerica, Inc.
("Hudson's"), a Dallas, Texas, based publicly traded company, announced that the sale of its Hornblowers restaurant in Ventura's Harbor in Ventura, California, had closed. Kian Farzadam, an individual who has been cojoint venturer of the restaurant for several years, purchased the restaurant. Hornblowers has been owned by Hudson's or operated as a joint venture with the company for many years; however, the restaurant uses a theme that is different from the Hudson's Grills franchised by the company.

The purchase price was $300,000, of which $6,000 was paid in cash and $294,000 in the form of a Secured Promissory
Note. Closing took place July 17, 1996. The note is payable over 48 months and the interest charged is nine percent or prime plus two percent, whichever is greater.
As part of the sale, the buyer has assumed all liabilities and taxes owed by the joint venture that has operated the restaurant since 1993. The Buyer has also assumed the lease for the premises where Hornblowers is located.